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                                                                     EXHIBIT 2.1




                            STOCK PURCHASE AGREEMENT



                          DATED: AS OF OCTOBER 31, 1997
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                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "Agreement"), effective October 31, 1997, is by and among VISION TWENTY-ONE, INC., a Florida corporation (the "Purchaser"), BBG-COA, Inc., a Delaware corporation (the "Company"), and MARKETCORP VENTURE ASSOCIATES, L.P., NEW YORK STATE BUSINESS VENTURE PARTNERSHIP, CHASE VENTURE CAPITAL ASSOCIATES, L.P., MICHAEL P. BLOCK, SAREE BLOCK and JAMES T. ROBERTO (individually, a "Stockholder" and collectively, the "Stockholders").

                                    RECITALS

         A. Stockholders own all of the issued and outstanding shares of capital stock of the Company.

         B. Purchaser desires to purchase from the Stockholders, and the Stockholders desire to sell to Purchaser, all of the issued and outstanding capital stock of the Company, pursuant to and in accordance with this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

                  1.1. AAA. The term "AAA" shall mean the American Arbitration Association.

                  1.2. Accounts Receivable. The term "Accounts Receivable" shall have the meaning set forth in SECTION 3.34.

                  1.3. Acquisition Proposal. The term "Acquisition Proposal" shall have the meaning set forth in SECTION 3.30.

                  1.4. Affiliate. The term "Affiliate" with respect to any person or entity shall mean a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such person or entity.

                  1.5. Assets. The term "Assets" shall mean all of the assets of the Company.

                  1.6. Business. The term "Business" shall have the meaning set forth in SECTION 16.1(b)(i).

                  1.7. Cash Compensation. The term "Cash Compensation" shall have the meaning set forth in SECTION 3.11(a).
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                  1.8.  Claim Notice. The term "Claim Notice" shall have the meaning set forth in SECTION 14.4(a).

                  1.9. Closing. The term "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

                  1.10. Closing Date. The term "Closing Date" shall mean the final Closing which shall take place as soon as practicable after the Escrow Closing, and no later than November 30, 1997, or such other date as mutually agreed upon by the parties.

                  1.11. Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  1.12. Commitments. The term "Commitments" shall have the meaning set forth in SECTION 3.16(a).

                  1.13. Common Stock. The term "Common Stock" shall mean the common stock, par value $.01 per share, of Purchaser.

                  1.14. Company. The term "Company" shall have the meaning set forth in the introductory paragraph of the Agreement.

                  1.15. Company Balance Sheet. The term "Company Balance Sheet" shall have the meaning set forth in SECTION 3.9.

                  1.16. Company Balance Sheet Date. The term "Company Balance Sheet Date" shall have the meaning set forth in SECTION 3.9.

                  1.17. Company Common Stock. The term "Company Common Stock" shall mean the common stock of the Company.

                  1.18. Compensation Plans. The term "Compensation Plans" shall have the meaning set forth in SECTION 3.11(b).

                  1.19. Competitor. The term "Competitor" shall mean any person or entity which, individually or jointly with others, whether for its own account or for that of any other person or entity, owns or holds any ownership or voting interest in any person or entity engaged in the business of providing purchasing services to eye care professionals and of providing managed vision care services to health maintenance organizations, preferred provider organizations and other third party payor entities.

                  1.20. Contingent Shares. The term "Contingent Shares" shall mean that aggregate number of Purchaser's shares which will be delivered to the Stockholders,


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on a pro-rata basis, upon the attainment of certain performance targets by the
Company pursuant to SECTION 2.3(c).

                  1.21. Contingent Shares Escrow Agreement. The term "Contingent Shares Escrow Agreement" shall mean the Contingent Shares Escrow Agreement entered into among the Stockholders, Purchaser and the Escrow Agent at the Escrow Closing with respect to the Contingent Shares.

                  1.22. Controlled Group. The term "Controlled Group" shall have the meaning set forth in SECTION 3.12(g).

                  1.23. Damages. The term "Damages" shall have the meaning set forth in SECTION 14.1.

                  1.24. "EBITDA Impact". The term "EBITDA Impact" shall have the meaning set forth in SECTION 2.5(b).

                  1.25. Effective Date. The term "Effective Date" shall mean 11:59 p.m. on October 31, 1997.

                  1.26. Election Period. The term "Election Period" shall have the meaning set forth in SECTION 14.3(a).

                  1.27. Employee Benefit Plans. The term "Employee Benefit Plans" shall have the meaning set forth in SECTION 3.12(a).

                  1.28. Employee Policies and Procedures. The term "Employee Policies and Procedures" shall have the meaning set forth in SECTION 3.11(d).

                  1.29. Employment Agreements. The term "Employment Agreements" shall have the meaning set forth in SECTION 3.11(c).

                  1.30. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  1.31. Escrow Agent. The term "Escrow Agent" shall mean Olshan Grundman Frome & Rosenzweig LLP.

                  1.32. Escrow Agreement. The term "Escrow Agreement" shall mean the Escrow Agreement entered into among the Stockholders, Purchaser and the Escrow Agent at the Escrow Closing.

                  1.33. Escrow Closing. The term "Escrow Closing" shall mean the preliminary closing of the transactions contemplated by this Agreement to occur on or


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before November 4, 1997 subject to final Closing upon fulfillment of the conditions set forth in SECTION 13.

                  1.34. Escrow Closing Date. The term "Escrow Closing Date" shall mean the date of the Escrow Closing.

                  1.35. Estimated Closing Balance Sheet. The term "Estimated Closing Balance Sheet" shall have the meaning set forth in SECTION 2.5(a).

                  1.36. Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  1.37. Financial Statements. The term "Financial Statements" shall have the meaning set forth in SECTION 3.9.

                  1.38. GAAP. The term "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis with prior periods, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of the determination.

                  1.39. Governmental Entity. The term "Governmental Entity" shall mean any national, state, provincial, local or tribunal governmental, judicial or administrative authority or agency.

                  1.40. Indemnified Party. The term "Indemnified Party" shall have the meaning set forth in SECTION 14.4(a).

                  1.41. Indemnifying Party. The term "Indemnifying Party" shall have the meaning set forth in SECTION 14.4(a).

                  1.42. Indemnity Notice. The term "Indemnity Notice" shall have the meaning set forth in SECTION 14.4(d).

                  1.43. Insurance Policies. The term "Insurance Policies" shall have the meaning set forth in SECTION 3.17.

                  1.44. IRS. The term "IRS" shall mean the Internal Revenue Service.

                  1.45. Material Adverse Effect. The term "Material Adverse Effect" shall mean a material adverse effect on the business, assets, operations, condition (financial or


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otherwise) or results of operations, taken as a whole, considering all relevant facts and circumstances, of the subject company and its subsidiaries.

                  1.46. Proprietary Rights. The term "Proprietary Rights" shall have the meaning set forth in SECTION 3.18.

                  1.47. Purchase Adjustment Escrow Agreement. The term "Purchase Adjustment Escrow Agreement" shall mean the Purchase Adjustment Escrow Agreement entered into among the Stockholders, Purchaser and the Escrow Agent at the Escrow Closing with respect to the 2.5(b) Proposed Stock Purchase Consideration Adjustment.

                  1.48. Registration Rights Agreement. The term "Registration Rights Agreement" shall mean the Registration Rights Agreement entered into between each Stockholder and Purchaser at the Escrow Closing.

                  1.49. SEC. The term "SEC" shall mean the Securities and Exchange Commission.

                  1.50. Securities. The term "Securities" shall mean the shares of Common Stock of Purchaser to be delivered to the Stockholders and the Escrow Agent at the Closing.

                  1.51. Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

                  1.52. Stock. The term "Stock" shall have the meaning set forth in SECTION 2.1.

                  1.53. Stock Purchase Consideration. The term "Stock Purchase Consideration" shall mean the consideration set forth in SECTION 2.3 of this Agreement.

                  1.54. Subsidiaries. The term "Subsidiaries" shall mean the subsidiaries of the Company identified on Schedule 3.2.

                  1.55. Tax Returns. The term "Tax Returns" shall have the meaning set forth in SECTION 3.19.

                  1.56. Third Party Claim. The term "Third Party Claim" shall have the meaning set forth in SECTION 14.4(a).

                  1.57. 2.5(a) Proposed Stock Purchase Consideration Adjustment. The term "2.5(a) Proposed Stock Purchase Consideration Adjustment" shall have the meaning set forth in SECTION 2.5(c).


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                  1.58. 2.5(b) Proposed Stock Purchase Consideration Adjustment.
The term "2.5(b) Proposed Stock Purchase Consideration Adjustment" shall have the meaning set forth in SECTION 2.5(d).

         2.       PURCHASE AND SALE OF STOCK.

                  2.1. Purchase of Stock. Upon and subject to the terms and conditions of this Agreement, Purchaser agrees to purchase and accept delivery from each Stockholder of, and each Stockholder agrees to sell, assign, transfer and deliver to Purchaser, at the Closing, all of the issued and outstanding shares of common stock of the Company owned by such Stockholder (collectively, for all of the Stockholders, the "Stock"), free and clear of all liens, pledges, security interests, claims, charges, restrictions, equities or encumbrances of any kind whatsoever.

                  2.2. The Escrow Closing and the Closing. The Escrow Closing and the Closing shall take place on the Escrow Closing Date and the Closing Date, respectively, at the offices of Shumaker, Loop & Kendrick, LLP, 101 E. Kennedy Boulevard, Suite 2800, Tampa, Florida 33602 or at such other location as the parties shall mutually agree.

                  2.3. Stock Purchase Consideration. As consideration for the Stock, Purchaser shall pay to the Stockholders, in proportion to their respective ownership of the Stock as set forth on Schedule 3.3, the maximum aggregate value of Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) less the aggregate amount of outstanding long-term indebtedness (including the outstanding credit facility with NationsBank N.A.) in excess of net working capital of the Company at the Effective Date (hereinafter, the "net indebtedness sum"), the net result of which is the "Stock Purchase Consideration". For purposes hereof, "net working capital" is defined as (a) the current assets as determined in accordance with GAAP on the Effective Date less
(b) the current liabilities as determined in accordance with GAAP on the Effective Date (exclusive of any obligations of the Company to Price Waterhouse LLP in connection with work done by them for Purchaser's pending registration statement or any expense required to be recorded in connection with the cancellation of the stock options as required by Section 7.12). The Stock Purchase Consideration is subject to adjustment as set forth in SECTION 2.5. The Stock Purchase Consideration shall be delivered in accordance with SECTIONS 12 AND 13 hereof and as follows:

                           (a) Cash. Purchaser shall deliver the sum of
Twenty-Five Million Six Hundred Fifty-One Thousand Two Hundred Fifty-Nine Dollars ($ 25,651,259) to the Stockholders on a pro-rata basis by wire transfer of immediately available funds to such account or accounts as shall be designated by the Stockholders prior to Closing.

                           (b) Common Stock. Purchaser shall deliver Four
Hundred Fifty-Eight Thousand Three Hundred Sixty-Five (458,365) shares of Common Stock to


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the Stockholders on a pro-rata basis.

                           (c) Contingent Shares. Purchaser shall deliver Two
Hundred Nineteen Thousand Six Hundred Thirty-Three (219,633) shares of Common Stock, calculated in accordance with the worksheet attached hereto as Schedule 2.3, to be held in escrow in accordance with the terms hereof and of the Contingent Shares Escrow Agreement. The Contingent Shares shall be released to the Stockholders from escrow no later than 30 days after completion of audited financial statements of the Company for the twelve month period ending December 31, 1998 as follows: (A) one-half of the Contingent Shares shall be released from escrow and distributed among the Stockholders if the Company attains a minimum EBITDA for such twelve month period of at least $4,550,000 and (B) that portion of the remaining number of Contingent Shares to be released shall be the product of (i) one-half of the total number of Contingent Shares and (ii) a fraction, the numerator of which is the actual EBITDA for such year less the target EBITDA of $4,550,000, and the denominator of which is $350,000. EBITDA shall be determined and calculated utilizing the accounting practices of the Company in its audited financial statements at April 30, 1997 which were prepared in accordance with GAAP and will not be diminished by any costs or charges related to the transactions contemplated by this Agreement or corporate or other overhead charges or expenses of Purchaser or any Purchaser Subsidiary during such twelve month period. In no event shall the Stockholders be entitled to receive shares of Common Stock in excess of the number of shares of Common Stock delivered to the Escrow Agent at the Escrow Closing. In the event the Stockholders believe that Purchaser has not calculated the number of Contingent Shares in accordance with this SECTION 2.3, the Stockholders shall, within thirty (30) days of receipt of the Contingent Shares from escrow, so object to Purchaser in writing, setting forth a specific description of the nature of the objection and the number of Contingent Shares the Stockholders believe should have been paid to them. If no objection is received by Purchaser on or before the last day of such thirty (30) day period, then the number of Contingent Shares calculated by Purchaser shall be final. If an objection has been made and Purchaser and the Stockholders are unable to resolve all of their disagreements with respect thereto within fifteen (15) days following delivery of the Stockholders' objection, the dispute shall be submitted to arbitration as provided in SECTION 17.2. The arbitrator shall be instructed to deliver his determination of the dispute to the parties no later than thirty (30) days after the arbitration hearing. Purchaser shall provide to the Stockholders and their accountants full access to all relevant books, records and work papers utilized in calculating the number of Contingent Shares to be delivered to the Stockholders from escrow.

                  2.4. Fractional Shares. Notwithstanding any other provision herein, no fractional shares of Common Stock will be issued. Fractional shares shall be rounded down to the nearest whole number of shares.


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                  2.5. Stock Purchase Consideration Adjustments.

                           a. The Stock Purchase Consideration shall be subject
to adjustment on a dollar for dollar basis to the extent that upon audit by Purchaser's designated auditor, the actual net working capital (as defined in SECTION 2.3 herein) on the Effective Date differs from the amount of net working capital reflected on the trial balance sheet dated as of the Effective Date and attached hereto as Schedule 2.5 (the "Estimated Closing Balance Sheet").

                           b. The parties also agree to make a Stock Purchase
Consideration adjustment to the extent that upon audit by Purchaser's designated auditor, the actual consolidated EBITDA of the Company on an annualized basis for the four month period ended August 31, 1997 is greater or less than the EBITDA of the Company on an annualized basis for that period, as set forth on the unaudited financial statements of the Company for the four month period ended August 31, 1997 provided to Purchaser (the difference on an annualized basis herein referred to as the "EBITDA Impact"). The Stock Purchase Consideration shall be adjusted to reflect the EBITDA Impact and shall be settled in the same proportion of stock and cash as the Stock Purchase Consideration is split as described in SECTION 2.3 hereof on a pro-rata basis with each Stockholder by multiplying the amount of the EBITDA Impact by the valuation multiple of 10.73. Notwithstanding the foregoing, no adjustment shall be made to the Stock Purchase Consideration unless the EBITDA Impact is equal to or greater than $100,000.00 and then such adjustment shall be made for the entire amount of the EBITDA Impact.

                           c. Within ninety (90) days following the Escrow
Closing Date, Purchaser shall present to the Stockholders its calculation of EBITDA on an annualized basis for the four month period ended August 31, 1997 and the resultant adjustment pursuant to SECTION 2.5(a) hereof (the "2.5(a) Proposed Stock Purchase Consideration Adjustment"). The Stockholders shall, within forty-five (45) days after the delivery by Purchaser of the calculation of EBITDA and the 2.5(a) Proposed Stock Purchase Consideration Adjustment, if any, complete their review thereof. In the event that the Stockholders believe that the calculation of EBITDA and the 2.5(a) Proposed Stock Purchase Consideration Adjustment has not been prepared on the basis set forth in SECTION 2.5(a) or otherwise contests any item set forth therein, the Stockholders shall, on or before the last day of such forth-five (45) day period, so object to Purchaser in writing, setting forth a specific description of the nature of the objection and the corresponding adjustments the Stockholders believe should be made. If no objection is received by Purchaser on or before the last day of such forty-five (45) day period, then the 2.5(a) Proposed Stock Purchase Consideration Adjustment delivered by Purchaser shall be final and the Stockholders or the Purchaser, as the case may be, shall return their pro-rata share of such amount or pay additional Stock Purchase Consideration, as the case may be, to the other party or parties within five (5) days thereafter. If an objection has been made and Purchaser and the Stockholders are unable to resolve all of their disagreements with respect to the proposed adjustments within fifteen (15) days following


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the delivery of the Stockholders' objection, the dispute shall be submitted to arbitration as provided in SECTION 17.2 except that the arbitrator shall be instructed to deliver his determination of the dispute to the parties no later than thirty (30) days after the arbitration hearing, whereupon the Stockholders or the Purchaser, as the case may be, shall return their pro-rata share of the 2.5(a) Proposed Stock Purchase Consideration Adjustment, or pay additional Stock Purchase Consideration, as the case may be, to the other party or parties, if and to the extent determined by such arbitrator, within ten (10) days of such arbitrator's determination. Purchaser shall provide to the Stockholders and their accountants full access to all relevant books, records and work papers utilized in preparing the calculation of EBITDA and the 2.5(a) Proposed Stock Purchase Consideration Adjustment.

                           d. Purchaser shall use its best efforts to cause its
chosen auditor, on or before the Escrow Closing Date, at Purchaser's option, to either prepare audited financial statements of the Company for the four month period ended August 31, 1997 or review the unaudited financial statements for such period prepared by the Company pursuant to reasonable procedures established by Purchaser, and Purchaser shall promptly thereafter present the Stockholders with its calculation of EBITDA and the proposed stock purchase consideration adjustment pursuant to SECTION 2.5(b) hereof (the "2.5(b) Proposed Stock Purchase Consideration Adjustment"). The Stockholders shall have ten (10) days to complete their review of the 2.5(b) Proposed Stock Purchase Consideration Adjustment. If the parties agree on the calculation of EBITDA and the amount of the adjustment prior to the Closing Date, the adjustment shall occur at Closing. However, if the calculation of EBITDA and the amount of the 2.5(b) Proposed Stock Purchase Consideration Adjustment is in dispute on the Closing Date, the amount of the adjustment discrepancy shall be held in escrow by the Escrow Agent pursuant to the Purchase Adjustment Escrow Agreement. The dispute shall be handled in the same manner as set forth in SECTION 2.5(c) hereof.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MICHAEL P. BLOCK. The Company and Michael P. Block ("MB") hereby jointly and severally represent and warrant to Purchaser that the following are true and correct on the date hereof and shall be true and correct as of the Escrow Closing Date as if made on such date; when used in this SECTION 3, the term "best knowledge" (or words of similar import) shall mean such knowledge on the part of MB and the Company as shall have been obtained after conducting due and diligent investigation and, in the case of the Company, shall mean the best knowledge of those individuals listed on Schedule 3:

                  3.1. Organization and Good Standing; Qualification. Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each of the Company and the Subsidiaries is duly qualified and


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licensed to do business in each jurisdiction in which the character or location of the properties owned or leased by the Company or the Subsidiaries or the practice of the businesses conducted by the Company or the Subsidiaries makes such qualification necessary or desirable, except where the failure to be so qualified would not have a Material Adverse Effect.

                  3.2. Subsidiaries. Except as set forth on Schedule 3.2, the Company does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity. With respect to each corporation that is owned, directly or indirectly, beneficially or of record by the Company (each, a "Subsidiary"), Schedule 3.2 sets forth a true, correct and complete list of (i) the name and jurisdiction of incorporation of each Subsidiary, (ii) the jurisdiction in which each Subsidiary is qualified or licensed to do business as a foreign corporation, (iii) the authorized capital stock of each Subsidiary, (iv) the number of shares of each class thereof issued and outstanding, and (v) the number of shares and percentage of outstanding capital stock owned by the Company. The Company has delivered or made available to Purchaser true, correct and complete copies of the Certificate of Incorporation and By-laws or any other governing documents of each Subsidiary as in effect on the date hereof. All outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company free and clear of all liens, pledges, security interests, restrictions, voting trusts or other encumbrances of any nature whatsoever.

                  3.3. Capitalization. The authorized capital stock of the Company consists of 3,000,000 shares of Company Common Stock, of which 1,363,813 shares are issued and outstanding and 100,000 shares are reserved for issuance under the Company's incentive stock option plan. All such options have been or concurrently with the Closing will be canceled in accordance with SECTION 7.12. The Stockholders own all of the issued and outstanding Company Common Stock in the amounts set forth on Schedule 3.3, free and clear of all liens, pledges, restrictions, voting trusts, security interests or other encumbrances of any nature whatsoever. Each outstanding share of Company Common Stock has been legally and validly issued and is fully paid and nonassessable. No shares of Company Common Stock are owned by the Company in treasury. No shares of Company Common Stock have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of the Stockholders. The Company has no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the Stockholders on any matter.

                  3.4. Transactions in Capital Stock. Except as set forth on
Schedule 3.4, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of the Company, and no option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued


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capital stock. Except as set forth on Schedule 3.4, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

                  3.5. Corporate Records. Copies of the Certificate of Incorporation and Bylaws, and all amendments thereto, of the Company have been delivered or made available to Purchaser and are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Company and the Subsidiaries, copies of which have been delivered or made available to Purchaser, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of the Company and the Subsidiaries in the three (3) years prior to the Closing Date, and contain all other material minutes and consents of the directors and stockholders of the Company and the Subsidiaries since their formation.

                  3.6. Governmental Consents. Except as disclosed on Schedule 3.6, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation of the transactions contemplated by this Agreement.

                  3.7. Authorization and Validity. The Company has the corporate power and authority to execute this Agreement and carry out its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby to be performed by the Company, have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                  3.8. No Conflict. Except as disclosed on Schedule 3.8, the execution and delivery of the documents contemplated hereunder and the consummation of the transactions contemplated thereby by the Company will not
(i) violate any provision of the Company's organizational documents, (ii) violate any provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any mortgage, lien, lease, contract, license, permit, instrument or any other agreement to which the Company or the Subsidiaries is a party, (iii) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of the Company or the Subsidiaries, or (iv) violate or conflict with any order, award, judgment or decree or other restriction or any law, ordinance, rule or regulation to which the Company or its property is subject except for those which would not have a Material Adverse Effect.


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                  3.9.  Financial Statements. The Company has furnished to
Purchaser its audited consolidated balance sheets and related audited consolidated statements of operations, accumulated deficits and of cash flows of the Company and the Subsidiaries at April 30, 1997, 1996 and 1995, together with supporting schedules and the reports thereon of Price Waterhouse LLP and its unaudited interim balance sheet (the "Company Balance Sheet") at August 31, 1997 and related unaudited statements of income for the fiscal period then ended (all collectively, with the related notes thereto, the "Financial Statements"). All of the Financial Statements have been prepared in accordance with GAAP, reflect all liabilities of the Company and the Subsidiaries required to be stated therein and fairly present the consolidated financial position of the Company and its consolidated subsidiaries at the respective dates of said Financial Statements subject, in the case of the interim financial statements, to (i) normal year end adjustments and (ii) the absence of footnote disclosure. Since August 31, 1997 (the "Company Balance Sheet Date") there has been no material adverse change (other than for the recognition of accrued tax liability) in the assets or liabilities or in the business or condition, financial or otherwise, or the results of operations or prospects of the Company or the Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license, litigation, administrative action, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, except for the recognition of accrued tax liability or as disclosed and consented to by Purchaser or as disclosed in this Agreement.

                  3.10. No Undisclosed Liabilities. Except as set forth in the Financial Statements or on Schedule 3.10, each of the Company and the Subsidiaries is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and neither the Company nor MB knows of any valid basis for the assertion of any other claims or liabilities of any nature or in any amount.

                  3.11. Employee Matters.

                           a. Cash Compensation. The Company has provided to
Purchaser a complete and accurate list of the names, titles and annual cash compensation as of the Effective Date, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all employees of the Company and the Subsidiaries. Such list also contains a complete and accurate description of (i) all increases in Cash Compensation of employees of the Company and the Subsidiaries during the current fiscal year and the immediately preceding fiscal year and (ii) any contractually committed increases in Cash Compensation of employees of the Company and the Subsidiaries that have not yet been effected.

                           b. Compensation Plans. Schedule 3.11(b) contains a
complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by the Company or the Subsidiaries or to which the Company or the Subsidiaries contributes on behalf of its employees, other than pursuant to Employment Agreements listed on Schedule 3.11(c) and Employee Benefit Plans listed on Schedule 3.12(a). The Compensation Plans include without limitation plans, arrangements or practices that provide for performance awards and stock ownership or stock options. The Company has provided or made available to Purchaser a complete and accurate copy of each written Compensation Plan and a written description of each unwritten Compensation Plan. Except as set forth on Schedule 3.11(b), each of the Compensation Plans can be terminated or amended at will by the Company.

                           c. Employment Agreements. Except as set forth on
Schedule 3.11(c), neither the Company nor the Subsidiaries are a party to any employment agreement ("Employment Agreements") with respect to any of its employees. Employment Agreements include without limitation employee leasing agreements, employee services agreements and non-competition agreements. Except as set forth on Schedule 3.11(c), no payment of any amounts, other than compensation earned in the ordinary course, shall be due and payable under any Employment Agreement as a result of the transactions contemplated hereby.

                           d. Employee Policies and Procedures. Schedule 3.11(d)
contains a complete and accurate list of all employee manuals and all material policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to employees of the Company and the Subsidiaries. The Company has provided or made available to Purchaser a complete and accurate copy of all written Employee Policies and Procedures and a written description of all material unwritten Employee Policies and Procedures.

                           e. Unwritten Amendments. Except as described on
Schedule 3.11(b), 3.11(c), 3.11(d) or 3.11(e), no material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans, Employment Agreements, or Employee Policies and Procedures.

                           f. Labor Compliance. Each of the Company and the
Subsidiaries has been and is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, except for any such failures to be in compliance that, individually or in the aggregate, would not result in a Material Adverse Effect, and neither the Company nor any of the Subsidiaries is liable for any arrearages of wages or penalties for failure to comply with any of the foregoing. Each of the Company and the Subsidiaries has not engaged in any unfair labor practices or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices that would, individually or in the aggregate, result in a Material Adverse Effect. Except as set forth on Schedule 3.11(f), there are no
(i) unfair labor practice charges or complaints or racial, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the best knowledge of the Company and MB threatened against the Company or the Subsidiaries before any federal, state or local court, board, department, commission or agency (nor, to the best knowledge of the Company and MB does any valid basis therefor exist) or (ii) existing or, to the best knowledge of the Company and MB threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company (nor, to the best knowledge of the Company and MB does any valid basis therefor exist).

                           g. Unions. Each of the Company and the Subsidiaries
has never been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company or the Subsidiaries are represented by any union, labor organization or collective bargaining unit. Except as set forth on Schedule 3.11(g), to the actual knowledge of the Company, none of the employees of the Company or the Subsidiaries has threatened to organize or join a union, labor organization or collective bargaining unit.

                           h. Aliens. All employees of the Company and the
Subsidiaries are, to the best knowledge of the Company, citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

                  3.12. Employee Benefit Plans.

                           a. Identification. Schedule 3.12(a) contains a
complete and accurate list of all employee benefit plans (within the meaning of Section 3(3) of ERISA) sponsored by the Company and the Subsidiaries or to which the Company and the Subsidiaries contributes on behalf of their employees and all employee benefit plans previously sponsored or contributed to on behalf of their employees within the three (3) years preceding the date hereof (the "Employee Benefit Plans"). The Company has provided or made available to Purchaser complete and accurate copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans. Except as set forth on Schedule 3.12(a) and subject to the requirements of the Code and ERISA, each of the Employee Benefit Plans can be terminated or amended at will by the Company. Except as set forth on Schedule 3.12(a), no unwritten amendment exists with respect to any Employee Benefit Plan.

                           b. Administration. Each Employee Benefit Plan has
been administered and maintained in compliance with all applicable laws, rules and regulations, except where the failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect and would not result in the disqualification of any Employee Benefit Plan intended to be qualified within the meaning of Code Section 401(a). The Company and the Subsidiaries have (i) made all necessary filings with respect to such Employee Benefit Plans, including the timely filing of Form 5500 if applicable, and (ii) made all necessary filings, reports and disclosures pursuant to and have complied with all requirements of the IRS Voluntary Compliance Resolution Program, if applicable, with respect to all profit sharing retirement plans and pension plans in which employees of the Company and the Subsidiaries participate.

                           c. Examinations. Except as set forth on Schedule
3.12(c), the Company has not received any notice that any Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

                           d. Prohibited Transactions. No prohibited
transactions (within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA) have occurred with respect to any Employee Benefit Plans.

                           e. Claims and Litigation. No pending or, to the
actual knowledge of the Company and MB, threatened claims, suits, or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

                           f. Qualification. The Company and/or the Subsidiaries
have received a favorable determination letter or ruling from the IRS for each of the Employee Benefit Plans intended to be qualified within the meaning of
Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. Each such Employee Benefit Plan continues to be qualified under Section 401(a), and to the best knowledge of the Company and MB, there have been no defects or omissions in the operation of any such tax-qualified employee benefit which could result in the disqualification of such plan, except for defects or omissions described in VCR Compliance Statements issued by the IRS or currently pending applications under the IRS Voluntary Compliance Resolution Program.

                           g. Funding Status. No accumulated funding deficiency
(within the meaning of Section 412 of the Code), whether or not waived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which the Company is a member ("Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. Neither the Company nor any of the Subsidiaries sponsor any Employee Benefit Plan described in Section 501(c)(9) of the Code.

                           h. Excise Taxes. Neither the Company nor any member
of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA.

                           i. Multiemployer Plans. Neither the Company nor any
member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                           j. Retirees. Neither the Company nor any of the
Subsidiaries has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and Sections 501 through 508 of ERISA.

                           k. Other Compensation. Except as set forth on
Schedule 3.11(b), 3.11(c), 3.11(d) and 3.12(a), neither the Company nor the Subsidiaries is a party to any compensation or debt arrangement with any person relating to the provision of health care related services.

                           l. Golden Parachute Payments. No employee of the
Company or the Subsidiaries is entitled to receive, either under the terms of an Employee Benefit Plan or the terms of any other agreement with the Company, any payment (including accelerated vesting of any payment) that would be a non-deductible excess parachute payment under Section 280G of the Code.

                  3.13. Absence of Certain Changes. Except as set forth on
Schedule 3.13 or as contemplated in this Agreement, since the Company Balance Sheet Date, the Company and the Subsidiaries have not:

                           a. suffered a Material Adverse Effect, whether or not
caused by any deliberate act or omission of the Company or the Subsidiaries;

                           b. contracted for the purpose of acquiring any
capital asset having a cost in excess of $100,000 or made any single expenditure for a capital asset in excess of $100,000;

                           c. incurred any indebtedness for borrowed money in
excess of $100,000 (other than short-term borrowings in the ordinary course of business), or issued or sold any debt securities;

                           d. incurred or discharged any material liabilities or
obligations except in the ordinary course of business;

                           e. paid any amount on any indebtedness prior to the
due date, forgiven or canceled any claims or any debt or released or waived any rights or claims except in the ordinary course of business;

                           f. mortgaged, pledged or subjected to any security
interest, lien, lease or other charge or encumbrance any of its properties or assets (other than statutory liens arising in the ordinary course of business or other liens that do not materially detract from the value or interfere with the use of such properties or assets);

                           g. suffered any damage or destruction to or loss of
any assets (whether or not covered by insurance) that has, individually or in the aggregate, resulted in a Material Adverse Effect;

                           h. acquired or disposed of any assets having an
aggregate value in excess of $100,000, except in the ordinary course of business;

                           i. written up or written down the carrying value of
any of its assets, other than accounts receivable in the ordinary course of business;

                           j. changed the costing system or depreciation methods
of accounting for its assets in any material respect;

                           k. lost or terminated any employee, patient, customer
or supplier that has, individually or in the aggregate, resulted in a Material Adverse Effect;

                           l. increased the compensation of any director,
officer, key employee or consultant, except as disclosed to Purchaser pursuant to Schedule 3.11(a);

                           m. increased the compensation of any employee (except
for increases in the ordinary course of business) or hired any new employee who is expected to receive annualized compensation of at least $75,000;

                           n. formed or acquired or disposed of any interest in
any corporation, partnership, joint venture or other entity;

                           o. redeemed, purchased or otherwise acquired, or
sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock, paid any dividend or made any distribution or payment on any of its capital stock, or agreed to change the terms and conditions of any such capital stock;

                           p. entered into any agreement providing for total
payments in excess of $50,000 in any twelve (12) month period with any person or group, or modified or amended in any material respect the terms of any such existing agreement, except in the ordinary course of business whereupon the sum of total payments shall not exceed $100,000 in any twelve (12) month period;

                           q. entered into, adopted or amended any Employee
Benefit Plan, except as contemplated hereby or the other agreements contemplated hereby; or

                           r. entered into any other commitment or transaction
or experienced any other event that would materially interfere with its performance under this Agreement or any other agreement or document executed or to be executed pursuant to this Agreement, or otherwise has, individually or in the aggregate, resulted in a Material Adverse Effect.

                  3.14. Title to Assets and Properties.

                           a. Real Property. The Company and the Subsidiaries do
not own any interest (other than leasehold interests referred to on Schedule 3.14(c)) in real property. The leased real property referred to on Schedule 3.14(c) constitutes the only real property necessary for the conduct of the Company's business.

                           b. Personal Property. Except as set forth on Schedule
3.14(b), the Company and/or the Subsidiaries have valid and marketable title to all the personal property constituting the Assets. The personal property constituting the Assets constitutes the only personal property necessary for the conduct of the Company's and the Subsidiaries businesses in the manner in which they are currently conducted and contemplated to be conducted.

                           c. Leases. Schedule 3.14(c) sets forth a true,
correct and complete list and brief description of (i) all leases of real property and (ii) leases of personal property involving rental payments within any twelve (12) month period in excess of $50,000, in either case to which the Company or the Subsidiaries is a party, either as lessor or lessee, are set forth on Schedule 3.14(c). All such leases are valid and enforceable in accordance with their respective terms and no event has occurred which, with the giving of notice, the lapse of time or both, would constitute an event of default thereunder, including the execution of this Agreement or the consummation of the transactions contemplated hereby.

                  3.15. Condition of Fixed Assets. All of the fixtures, structures, machinery and equipment reflected in the Financial Statements and used by the Company and the Subsidiaries in its business are in good operating condition and repair, subject to normal wear and tear, and conform in all material respects with all applicable ordinances, regulations and other laws.

                  3.16. Commitments.

                           a. Commitments; Defaults. Except as set forth on
Schedule 3.16 or as otherwise disclosed pursuant to this Agreement, neither the Company nor any of the Subsidiaries is a party to nor bound by, nor are any of the shares of Company Common Stock subject to, nor are the Assets or the businesses of the Company or the Subsidiaries bound by, whether or not in writing, any of the following (collectively, "Commitments"):

                                    i)       partnership or joint venture
agreement;

                                    ii)      guaranty or suretyship,
indemnification or contribution agreement or performance bond;

                                    iii)     debt instrument, loan agreement or
other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

                                    iv)      contract to purchase real property;

                                    v)       material agreements or arrangements
with buying group members;

                                    vi)      material agreements with suppliers
of eye care and related products;

                                    vii)     agreement with dealers or sales or
commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any twelve (12) month period in excess of $100,000 and which is not terminable on thirty (30) days' notice or without penalty;

                                    viii)    agreement relating to any material
matter or transaction in which an interest is held by a person or entity that is an Affiliate of the Company or the Stockholders, except as otherwise disclosed in this Agreement;

                                    ix)      agreement for the acquisition of
services, supplies, equipment, inventory, fixtures or other property involving more than $100,000 in the aggregate, except in the ordinary course of business.

                                    x)       powers of attorney;

                                    xi)      contracts containing
non-competition covenants;

                                    xii)     agreement providing for the
purchase from a supplier of all or substantially all of the requirements of the Company or any Subsidiary of a particular product or services, except as is generally consistent with the Company's and such Subsidiary's previous purchasing history and which does not involve more than a twelve month commitment on behalf of the Company or any Subsidiary; or

                                    xiii)    any other agreement or commitment
in excess of $100,000 not made in the ordinary course of business or that is material to the business, operations, condition (financial or otherwise) or results of operations of the Company.

True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered or made available to Purchaser. Except as set forth on Schedule 3.16 and to the best knowledge of the Company and MB there are no existing events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by the Company or any of the Subsidiaries or, to the best knowledge of the Company and MB, any other party under any material Commitment, and no penalties have been incurred nor are amendments pending, with respect to the material Commitments, except as described on Schedule 3.16. The Commitments are in full force and effect and are valid and enforceable obligations of the Company or the Subsidiaries, and to the best knowledge of the Company and MB, are valid and enforceable obligations of the other parties thereto, in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted, nor has the Company waived any rights thereunder, except as described on Schedule 3.16. Except as set forth on Schedule 3.16, no consents or approvals are required under the terms of any Commitment listed on Schedule 3.16 in connection with the transactions contemplated herein.

                           b. No Cancellation or Termination of Commitment.
Except as disclosed pursuant to this Agreement and except where such default would not have a Material Adverse Effect, (i) neither the Company nor the Subsidiaries has received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment, and neither the Company nor MB has actual knowledge of any fact that would justify the exercise of such a right; and (ii) neither the Company nor the Subsidiaries currently contemplates, or has actual knowledge that any other person currently contemplates, any amendment or change to any Commitment.

                  3.17. Insurance. The Company and the Subsidiaries carry property, liability, workers' compensation and such other types of insurance pursuant to the insurance policies listed and briefly described on Schedule 3.17 (the "Insurance

Policies"). The Insurance Policies are all of the insurance policies of the Company and the Subsidiaries relating to the business of the Company and the Assets. All Insurance Policies shall be maintained in force without interruption up to and including the Closing Date. True, complete and correct copies of all Insurance Policies have been provided or made available to Purchaser. Except as set forth on Schedule 3.17, neither the Company nor the Subsidiaries has received any notice or other communication from any issuer of any Insurance Policy canceling such policy, materially increasing any deductibles or retained amounts thereunder, and to the best knowledge of the Company and MB, no such cancellation or increase of deductibles, retainages or premiums is threatened. Except as set forth on Schedule 3.17, neither the Company nor any of the Subsidiaries has any outstanding claims, settlements or premiums owed against any Insurance Policy, and the Company has given all notices or has presented all potential or actual claims under any Insurance Policy in due and timely fashion.
Schedule 3.17 also sets forth a list of all claims under any Insurance Policy in excess of $50,000 per occurrence filed by the Company since January 1, 1994.

                  3.18. Proprietary Rights and Information. Set forth on
Schedule 3.18 is a complete and accurate description of the following ("Proprietary Rights"):

                           a. all trademarks, trade names, service marks and
other trade designations, including common law rights, registrations and applications therefor, and all patents and copyrights and applications therefor currently owned, in whole or in part, by the Company or the Subsidiaries, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Company or the Subsidiaries is a party (including the expiration date thereof if applicable); and

                           b. all agreements relating to technology, know-how or
processes that the Company and the Subsidiaries are licensed or authorized to use by others or which it licenses or authorizes others to use.

The Company and the Subsidiaries own or have the legal right to use the Proprietary Rights, and to the best knowledge of the Company and MB such ownership or use does not conflict, infringe or violate the rights of any other person. Except as disclosed on Schedule 3.18, no consent of any person will be required for the use of any Proprietary Rights by Purchaser upon consummation of the transactions contemplated hereby and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or for infringement by the Company or the Subsidiaries of the proprietary right of any other person, and neither the Company nor MB knows of any valid basis for any such claim. To the best knowledge of the Company and MB, the Company and the Subsidiaries have the right to use, free and clear of any adverse claims or rights of others, all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by it.

                  3.19. Taxes.

                           a. Filing of Tax Returns. Each of the Company and the
Subsidiaries has duly and timely filed (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all federal, state, local or foreign income, excise, corporate, franchise, property, sales, use, payroll, withholding, provider, value added and other tax returns and reports (collectively the "Tax Returns") required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such Tax Returns are complete and accurate and properly reflect the taxes of the Company and the Subsidiaries for the periods covered thereby.

                           b. Payment of Taxes. Except for such items as the
Company or the Subsidiaries may be disputing in good faith by proceedings in compliance with applicable law, which are described on Schedule 3.19, (i) the Company and the Subsidiaries have paid all taxes, penalties, assessments and interest that have become due as reported with respect to any Tax Returns that they have filed and have properly accrued on their books and records for all of the same that have not yet become due, and (ii) the Company and the Subsidiaries are not delinquent in the payment of any tax, assessment or governmental charge including estimated tax payments and deposits.

                           c. No Pending Deficiencies, Delinquencies,
Assessments or Audits. Except as set forth on Schedule 3.19, neither the Company nor the Subsidiaries has received any notice that any tax deficiency or delinquency has been asserted against the Company or any of the Subsidiaries. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of the Company or any of the Subsidiaries that could be asserted by any taxing authority. There is no taxing authority audit of the Company or any of the Subsidiaries pending, or to the best knowledge of the Company and MB, threatened, and the results of any completed audits are properly reflected in the Financial Statements. The Company and the Subsidiaries have not violated any federal, state, local or foreign tax law.

                           d. No Extension of Limitation Period. Neither the
Company nor the Subsidiaries has granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

                           e. All Withholding Requirements Satisfied. All monies
required to be withheld by the Company and the Subsidiaries and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use and other taxes have been collected or withheld and paid to the respective governmental agencies.

                           f. Foreign Person. Neither the Company, any of the

Subsidiaries nor any of the Stockholders is a foreign person, as such term is referred to in Section 1445(f)(3) of the Code.

                           g. Safe Harbor Lease. None of the Assets constitutes
property that the Company, the Subsidiaries, Purchaser, or any Affiliate of Purchaser, will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

                           h. Tax Exempt Entity. None of the Assets are subject
to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Code.

                           i. Collapsible Corporation. The Company and the
Subsidiaries have not at any time consented, and the Stockholders will not permit the Company nor the Subsidiaries to elect, to have the provisions of
Section 341(f)(2) of the Code apply to any of them.

                           j. Boycotts. Neither the Company nor the Subsidiaries
has at any time participated in or cooperated with any international boycott as defined in Section 999 of the Code.

                           k. Parachute Payments. No payment required or
contemplated to be made by the Company or the Subsidiaries will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                           l. S Corporation. Neither the Company nor the
Subsidiaries has made an election to be taxed as an "S" corporation under
Section 1362(a) of the Code.

                           m. Personal Service Corporation. Neither the Company
nor the Subsidiaries is a personal service corporation subject to the provisions of Section 269A of the Code.

                           n. Personal Holding Company. Neither the Company nor
the Subsidiaries is or has been a personal holding company within the meaning of
Section 542 of the Code.

                           o. Tax Sharing Agreements. Neither the Company nor
the Subsidiaries is party to any tax sharing agreement with any other person or entity.

                           p. Intercompany Transactions. Except as set forth on
Schedule 3.19, there is no gain or loss allocable to the Company or any of the Subsidiaries arising out of any "deferred intercompany transaction" as such term is defined by Treasury Regulation Section 1.1502-13.

                  3.20. Governmental Authorizations. Except as set forth on
Schedule 3.20, to the best knowledge of the Company and MB, the Company and the Subsidiaries possess all necessary licenses, franchises, permits and other governmental authorizations, including, but not limited to all licenses, franchises, permits and authorizations for the conduct of the Company's and the Subsidiaries' businesses as now conducted, all of which are listed (with expiration dates, if applicable) on Schedule 3.20, except where the failure to possess such licenses, franchises, permits or authorizations would not have a Material Adverse Effect. Except as set forth on Schedule 3.20, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or authorizations, except where such default, breach or violation would not have a Material Adverse Effect. All such licenses, franchises, permits and other authorizations are valid and in full force and effect, the Company and the Subsidiaries are currently in material compliance therewith and neither the Company nor any Subsidiary has received any notice that any governmental authority is considering challenging, revoking, canceling, restricting, conditioning or not renewing any such license, franchise, permit or other authorization.

                  3.21. Compliance with Applicable Laws. Except as set forth on
Schedule 3.21, to the best knowledge of the Company and MB, the Company and each of the Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to the business of the Company or such Subsidiary, as the case may be, including, without limitation, applicable state corporation, insurance and health regulatory authorities, and other Governmental Entities regulating preferred provider organizations, medical utilization review organizations, lay intermediaries, or third party administrators, except where the failure to hold such permits, licenses, variances, exemptions, orders or approvals would not have a Material Adverse Effect (the "Company Permits"). The Company and the Subsidiaries are in current compliance with the terms of the Company Permits, except for such failures to comply which, singly or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in Schedule 3.21, the Company and each of the Subsidiaries are in compliance with all applicable laws, ordinances and regulations of any Governmental Entity, including, without limitation, applicable state corporation, insurance and health regulatory authorities and other Governmental Entities regulating preferred provider organizations, medical utilization review organizations, lay intermediaries and third-party administrators, except where the failure to comply would not have a Material Adverse Effect. Except as disclosed in Schedule 3.21, to the best knowledge of the Company and MB, no investigation or review by any Governmental Entity, including, without limitation, applicable state corporation, insurance and health regulatory authorities, with respect to the Company or any of the Subsidiaries is pending or threatened, nor has any Governmental Entity, including, without limitation, applicable state corporation, insurance and health regulatory authorities indicated an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect.

                  3.22. Litigation. Except as described on Schedule 3.22, there are no legal actions or administrative proceedings or investigations instituted which affect or are reasonably likely to affect the Company Common Stock or the operation, business, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries, taken as a whole, which (i) if successful are reasonably likely to, individually or in the aggregate, have a Material Adverse Effect or (ii) are reasonably likely to adversely affect the ability of the Company to effect the transactions contemplated hereby. Neither the Company nor the Subsidiaries is (a) subject to any continuing court or administrative order, judgment, writ, injunction or decree applicable specifically to the Company Common Stock or the operation, business, condition (financial or otherwise) or results of operations of the Company or the Subsidiaries or (b) in default with respect to any such order, judgment, writ, injunction or decree. Neither the Company nor MB have any actual knowledge of any valid basis for any such action, proceeding or investigation. Except as set forth on Schedule 3.22, all claims asserted, general liability incidents and incident reports have been submitted to the Company's insurer therefor. All claims made or threatened against the Company or the Subsidiaries in excess of its deductible are covered under its Insurance Policies.

                  3.23. Banking Relations. Set forth on Schedule 3.23 is a complete and accurate list of all borrowing and investing arrangements that the Company and the Subsidiaries have with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.), the location thereof and the person or persons authorized in respect thereof.

                  3.24. Ownership Interests of Interested Persons; Affiliations. Except as set forth on Schedule 3.24, to the actual knowledge of the Company and MB, no officer or director of the Company or the Subsidiaries, or their respective spouses, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of the Company or the Subsidiaries or any organization that has a material contract or arrangement with the Company or the Subsidiaries.

                  3.25. Investments in Competitors. Except as disclosed on
Schedule 3.25, the Company does not own directly or indirectly any interests or have any investment in any person that is a Competitor of the Company or the Subsidiaries.

                  3.26. Certain Payments. To the best knowledge of the Company and MB, neither the Company, the Subsidiaries nor any director, officer or employee of the Company or the Subsidiaries acting for or on behalf of the Company, has paid or caused to be paid, directly or indirectly, in connection with the business of the Company or the Subsidiaries:

                           a. to any government or agency thereof or any agent
of any supplier or customer any bribe, kick-back or other similar payment; or

                           b. any contribution to any political party or
candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

                  3.27. Medicare and Medicaid Programs. Neither the Company nor any Subsidiary is a direct party to any agreement with the Health Finance Administration.

                  3.28. Fraud and Abuse. Neither the Company, the Subsidiaries, nor their respective officers and directors have engaged in any activities which are prohibited under 42 U.S.C. Sections 1320-7, 7a or 7b or 42 U.S.C. Section 1395nn (subject to the exceptions set forth in such legislation), or the regulations promulgated thereunder or pursuant to similar state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following:

                           a. knowingly and willfully offering, paying,
soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid; and

                           b. referring a patient for designated health services
(as defined in 42 U.S.C. Section 1395nn) to or providing designated health services to a patient upon a referral from an entity or person with which the Stockholders or an immediate family member has a financial relationship, and to which no exception under 42 U.S.C. Section 1395nn applies.

                  3.29. Customers and Suppliers. The Company has provided to Purchaser a complete and accurate list of the names and addresses of each customer of the Company and the Subsidiaries which accounted for more than 3% of the revenues of the Company or any Subsidiary in the three (3) previous fiscal years and each material supplier of the Company or any Subsidiary. Except as set forth on Schedule 3.29, the Company and the Subsidiaries have good relations with their customers and suppliers and no material customer or supplier has notified the Company or any Subsidiary that it intends to discontinue its relationship with the Company or such Subsidiary.

                  3.30. Acquisition Proposals. Neither the Company, any of the Subsidiaries nor any of the Stockholders is currently engaged in any discussions with a third party other than Purchaser or is a party to any agreement other than this Agreement concerning a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or the Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Each party, if any, with whom the Company has entered into a confidentiality or lock-up agreement within the past 12 months or to whom the Company has provided confidential information within the past 12 months, has either returned to the Company all confidential information concerning the Company received by it in connection with their Acquisition Proposal or delivered to the Company a signed certificate attesting to the destruction of all such confidential information.

                  3.31. Investment Company Status. Neither the Company nor any of the Subsidiaries is currently, or has it ever been, an "investment company" as that term is defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                  3.32. Insolvency Proceedings. Neither the Company nor any of the Subsidiaries is currently under the jurisdiction of a Federal or state court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  3.33. Positive Net Worth. On the Effective Date the assets of the Company and the Subsidiaries will equal or exceed the sum of the liabilities of the Company and the Subsidiaries plus the amount of any other liabilities to which the assets of the Company and the Subsidiaries are subject.

                  3.34. Accounts Receivable/Payable.

                           a. The accounts receivable of the Company and the
Subsidiaries reflected on the Company Balance Sheet and the Estimated Closing Balance Sheet (the "Accounts Receivable"), to the extent uncollected on the date hereof, are recorded in the Company's financial statements in accordance with GAAP. The Company and the Subsidiaries are in substantial compliance with all third party payor and buying group arrangements relating to the Accounts Receivable. There are not, and on the Effective Date there will not be, any refunds, discounts, set-offs, defenses, counterclaims or other adjustments payable or assessable with respect to the Accounts Receivable. The Company and the Subsidiaries have collected Accounts Receivable only in the ordinary course and has not changed collection procedures or methods nor accelerated the pace of such collection efforts in anticipation of the transactions contemplated in this Agreement. The Company and the Subsidiaries have paid accounts payable in the ordinary course and have not changed payment procedures or methods nor delayed the timing of such payments in anticipation of the transactions contemplated in this Agreement.

                           b. Since the Company Balance Sheet Date, neither the
Company nor any of the Subsidiaries has changed any material principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. The Company and each of the Subsidiaries is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except where the failure to so comply would not have a Material Adverse Effect.

                  3.35. Insurance Reserves. The Company has established and maintains all required insurance company reserves in all of those states that it is required to do so and has established and maintains all required deposits and bonds as are necessary in such state.

                  3.36. Managed Care Contracts. On October 1, 1997 the number of enrollees covered under the Company's managed care contracts as reported by the clients of the Company is substantially as set forth on Schedule 3.36.

                  3.37. Finder's Fee. Except as set forth on Schedule 3.37, neither the Company nor the Stockholders has incurred any obligation for any finder's, brokers or agent's fee in connection with the transactions contemplated hereby.

                  3.38. Environmental Matters. To the best knowledge of the Company and MB, the Company and the Subsidiaries are, and at all times have been, in full compliance with, and have not been and are not presently in violation of or liable under, any federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses and permits relating in any way to the protection of the environment, including, without limitation, the Clean Air Act, the Clean Water Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), and the Toxic Substances Control Act and any amendments or extensions of the foregoing and the regulations promulgated thereunder (collectively, the "Environmental Laws"), except as the failure to be in compliance would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of any actual or potential violation of or failure to comply with any Environmental Law or of any actual or threatened obligation to undertake or bear the cost of any expense, liability or other liability arising from or under any Environmental Law with respect to the any of its properties or assets.

                  3.39. Disclosure. To the best of the Company's and MB's knowledge, no representation, warranty or statement made by the Company or MB in this Agreement or any of the exhibits or schedules hereto, or any agreements, certificates, documents or instruments delivered or to be delivered to Purchaser in accordance with this Agreement or the other documents contemplated herein contains any untrue statement of a material fact or omits state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder represents and warrants to Purchaser about itself only (it being understood that only MB is making the representations in Sections 4.6 and 4.7), that the following are true and correct on the date hereof and shall be true and correct as of the Escrow Closing Date as if made on such date:

                  4.1. Stock Ownership. Such Stockholder owns the number of shares of Company Common Stock set forth opposite such Stockholder's name on
Schedule 3.3, free and clear of all liens, pledges, restrictions, voting trusts, security interests or other encumbrances whatsoever, other than agreements among Stockholders being terminated at Closing and restrictions imposed by the Securities Act.

                  4.2. Validity; Stockholders Capacity. This Agreement and each other agreement contemplated hereby have been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                  4.3. No Violation. Except as set forth on Schedule 4.3, neither the execution, delivery or performance of this Agreement or the other agreements to be executed and delivered by such Stockholder in connection herewith, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture or other instrument under which such Stockholder is bound or to which any of his property or shares of Company Common Stock are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of his property or shares of Company Common Stock or (b) to the best knowledge of such Stockholder, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to such Stockholder.

                  4.4. Consents. Assuming neither the Company nor Purchaser is a "$100 Million person" within the meaning of the Hart - Scott - Rodino Antitrust Improvement Act of 1976, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, or any other person is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of such Stockholder.

                  4.5. Certain Payments. Such Stockholder has not paid or caused to be paid, directly or indirectly, in connection with the business of the Company or the Subsidiaries:

                           a. to any government or agency thereof or any agent
of
any supplier or customer any bribe, kick-back or other similar payment; or

                           b. any contribution to any political party or
candidate (other than from personal funds not reimbursed by the Company or as otherwise permitted by applicable law).

                  4.6. Ownership of Interested Persons Affiliations. Except as set forth on Schedule 4.6, none of MB or Saree Block (collectively, the "Blocks") nor their spouses, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of the Company or any organization that has a material contract or arrangement with the Company. None of the Blocks nor any of their Affiliates is, or within the last three (3) years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, pharmacy, home health agency or other person which is in a position to make or influence referrals to, or otherwise generate business for, the Company.

                  4.7. Investments in Competitors. Except as disclosed on
Schedule 4.7, none of the Blocks nor any of their Affiliates own directly or indirectly any interests or have any investment in any person that is a Competitor of the Company.

         5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company and the Stockholders that the following are true and correct on the date hereof and shall be true and correct as of the Escrow Closing Date as if made on such date; when used in this SECTION 5, the term "best knowledge" (or words of similar import) shall mean such knowledge, as shall have been obtained after conducting due and diligent inquiry, of those individuals listed on Schedule 5:

                  5.1. Organization and Good Standing; Qualification. Each of the Purchaser and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each of the Purchaser and its subsidiaries is duly qualified and licensed to do business in each jurisdiction in which the character or location of the properties owned or leased by Purchaser or its subsidiaries or the practice of the businesses conducted by Purchaser or its subsidiaries makes such qualification necessary or desirable, except where the failure to be so qualified would not have a Material Adverse Effect.

                  5.2. Subsidiaries. Except as set forth on Schedule 5.2, Purchaser does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity. With respect to each corporation that is owned, directly or indirectly, beneficially or of record by Purchaser (each, a "Purchaser Subsidiary"), Schedule 5.2 sets forth a true, correct and complete list of (i) the name and jurisdiction of incorporation of each Purchaser Subsidiary, (ii) the jurisdiction in which each Purchaser Subsidiary is qualified or licensed to do business as a foreign corporation, (iii) the authorized capital stock of each Purchaser Subsidiary, (iv) the number of shares of each class thereof issued and outstanding, and (v) the number of shares and percentage of outstanding capital stock owned by Purchaser. All outstanding shares of capital stock of each Purchaser Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by Purchaser free and clear of all liens, pledges, security interests, restrictions, voting trusts or other encumbrances of any nature whatsoever.

                  5.3. Capitalization. The authorized capital stock of Purchaser consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, of which 9,187,389 shares of Common Stock are issued and outstanding (including the shares of Common Stock delivered to the Escrow Agent but excluding the Contingent Shares). There will be an additional 3,220,000 shares of Common Stock issued and outstanding after completion of Purchaser's currently pending public offering (assuming exercise in full of the underwriters' over-allotment option). Schedule 5.3 sets forth an accurate and complete list of all outstanding options and warrants to acquire shares of Common Stock. The issuance and delivery of the shares of Common Stock to be issued by Purchaser in connection with this Agreement have been duly and validly authorized by all necessary corporate action on the part of Purchaser. The Common Stock being transferred by Purchaser hereunder shall be free and clear of all liens, pledges, restrictions, voting trusts, security interests or other encumbrances of any nature whatsoever, except as set forth herein, in the Contingent Shares Escrow Agreement or in the Registration Rights Agreement. Each outstanding share of Common Stock and the shares to be issued hereunder have been legally and validly issued and are fully paid and nonassessable. No shares of Common Stock have been, and the shares of Common Stock to be issued pursuant to this Agreement will not be, issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of Purchaser's stockholders.

                  5.4. Governmental Consents. Except as disclosed on Schedule 5.4, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation of the transactions contemplated by this Agreement.

                  5.5. Authorization and Validity. Purchaser has the corporate power and authority to execute this Agreement and carry out its obligations hereunder. The execution, delivery and performance by Purchaser of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby to be performed by Purchaser, have been duly authorized by Purchaser. This Agreement and the other agreements contemplated hereby to be executed by Purchaser have been, or will be as of the Closing, duly executed and delivered by Purchaser and constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                  5.6. No Conflict. The execution and delivery of this Agreement and the documents contemplated hereunder and the consummation of the transactions contemplated thereby by Purchaser will not (i) violate any provision of Purchaser's organizational documents, (ii) violate any provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any mortgage, lien, lease, contract, license, permit, instrument or any other agreement to which Purchaser or the Purchaser Subsidiaries is a party, (iii) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of Purchaser or the Purchaser Subsidiaries, or
(iv) violate or conflict with any order, award, judgment or decree or other restriction or any law, ordinance, rule or regulation to which Purchaser or its property is subject except for those which would not have a Material Adverse Effect.

                  5.7. Governmental Authorizations. To the best knowledge of Purchaser, Purchaser and the Purchaser Subsidiaries possess all necessary licenses, franchises, permits and other governmental authorizations, including, but not limited to all licenses, franchises, permits and authorizations for the conduct of Purchaser's and the Purchaser Subsidiaries' businesses as now conducted, all of which are listed (with expiration dates, if applicable) on
Schedule 5.7, except where the failure to possess such licenses, franchises, permits or authorizations would not have a Material Adverse Effect. Except as set forth on Schedule 5.7, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or authorizations, except where such default, breach or violation would not have a Material Adverse Effect. All such licenses, franchises, permits and other authorizations are valid and in full force and effect, Purchaser and the Purchaser Subsidiaries are currently in material compliance therewith and neither Purchaser nor any Purchaser Subsidiary has received any notice that any governmental authority is considering challenging, revoking, canceling, restricting, conditioning or not renewing any such license, franchise, permit or other authorization, except as set forth on Schedule 5.7. Purchaser has no actual knowledge of any information related solely to it or its executive officers which would be reasonably likely to preclude Purchaser from obtaining the consent of the Texas Department of Insurance to certain of the transactions contemplated hereby; it being expressly understood that Purchaser has not received any advice of counsel with respect to the laws, rules and regulations applicable to the obtaining of such consent.

                  5.8. Compliance with Applicable Laws. To the best knowledge of Purchaser, Purchaser and each of the Purchaser Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to the business of Purchaser or such Purchaser Subsidiary, as the case may be, including, without limitation, applicable state corporation, insurance and health regulatory authorities, and other Governmental Entities regulating exclusive provider organizations, preferred provider organizations, medical utilization review organizations, medical service organizations, lay intermediaries, secondary contractors, or third party administrators, except where the failure to hold such permits, licenses, variances, exemptions, orders or approvals would not have a Material Adverse Effect (the "Purchaser Permits"). Purchaser and the Purchaser Subsidiaries are in current compliance with the terms of the Purchaser Permits, except for such failures to comply which, singly or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in Schedule 5.8, Purchaser and each of the Purchaser Subsidiaries are in compliance with all applicable laws, ordinances and regulations of any Governmental Entity, including, without limitation, applicable state corporation, insurance and health regulatory authorities and other Governmental Entities regulating exclusive provider organizations, preferred provider organizations, medical utilization review organizations, medical service organizations, lay intermediaries, secondary contractors or third-party administrators and all Medicare and Medicaid provider agreements to which it is a party, except where the failure to comply would not have a Material Adverse Effect. Except as disclosed in Schedule 5.8, to the best knowledge of Purchaser, no investigation or review by any Governmental Entity, including, without limitation, applicable state corporation, insurance and health regulatory authorities, with respect to Purchaser or any of the Purchaser Subsidiaries is pending or threatened, nor has any Governmental Entity, including, without limitation, applicable state corporation, insurance and health regulatory authorities, indicated an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect.

                  5.9. Finder's Fee. Except as disclosed on Schedule 5.9, Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

                  5.10. Purchaser Documents. Purchaser has furnished the Company with a true and complete copy of each report and registration statement filed by it with the SEC (the "Purchaser Documents") since its initial public offering, which are all the documents that it was required to file with the SEC since such date. As of their respective dates, the Purchaser Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Purchaser Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated under such statutes. The financial statements contained in the Purchaser Documents, together with the notes thereto, have been prepared in accordance with GAAP, reflect all liabilities of Purchaser required to be stated therein and present fairly the financial condition of Purchaser at such date and the results of operations and cash flows of Purchaser for the period then ended. The Purchaser Documents do not contain any untrue statements of material facts or omit to state any material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date hereof except for such facts as are disclosed herein and except for the transactions contemplated hereby.

                  5.11. Public Offering. Purchaser has filed a registration statement on Form S-1 with the Securities and Exchange Commission (the "Registration Statement") providing for the sale by the Purchaser of 3,220,000 shares of Common Stock of the Purchaser (assuming exercise in full of the underwriters' over-allotment option). Purchaser has provided a copy of the Registration Statement to the Company. The Registration Statement does not contain any untrue statements of material facts or omit to state any material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         6.       SECURITIES LAW MATTERS.

                  6.1. Investment Representations and Covenants. Each Stockholder hereby represents, warrants and covenants, as to itself only, the following:

                           a. Such Stockholder understands that the Securities
will not be registered under the Securities Act or any state securities laws on the grounds that the issuance of the Securities is exempt from registration pursuant to Section 4(2) of the Securities Act and applicable state securities laws, and that the reliance of Purchaser on such exemptions is predicated in part on such Stockholder's representations, warranties, covenants and acknowledgments set forth in this Section.

                           b. Such Stockholder represents and warrants that the
Securities to be acquired by it upon consummation of the transactions described in this Agreement will be acquired by such Stockholder for its own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder, and that the Stockholder will not distribute any of the Securities in violation of the Securities Act.; provided, however, each of MarketCorp Venture Associates, L.P, New York State Business Venture Partnership and Chase Venture Capital Associates, L.P. (each, an "Institutional Stockholder") can distribute any of the Securities to such Institutional Stockholder's partners if such Institutional Stockholder delivers to Purchaser an opinion of counsel, reasonably acceptable to Purchaser, to the effect that such transfer is exempt from the registration requirements of the Securities Act and applicable state "Blue Sky" laws and is otherwise in compliance with such Act and laws.

                           c. Such Stockholder (i) acknowledges that the
Securities issued to it at the Closing must be held indefinitely by it unless subsequently registered under the Securities Act or an exemption from registration is available, (ii) is aware that any sales of Securities made pursuant to Rule 144 under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, (iii) is aware that Rule 144 is not currently available for use for resale of any of the Securities to be acquired by such Stockholder upon consummation of the transactions described in this Agreement until the applicable holding period has elapsed and (iv) acknowledges and agrees that the transfer of the Securities shall be further restricted by any "lock-up" provisions contained in the Registration Rights Agreement.

                           d. Such Stockholder represents and warrants to
Purchaser that it has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of an investment in the Securities and is able to sustain a complete loss of such investment.

                           e. Such Stockholder confirms that it has had the
opportunity to ask questions of and receive answers from Purchaser concerning the terms and conditions of its investment in the Securities, and that it has received, to its satisfaction, such information about Purchaser's operations as it has requested.

                           f. Such Stockholder acknowledges and agrees that the
certificates or instruments representing the Securities to be issued to it pursuant to this Agreement shall contain a restrictive legend noting the restrictions on transfer described in this Section and required by federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to Purchaser's transfer agent in the event such provisions and applicable federal and state securities laws are not complied with by such Stockholder.

                           g. Such Stockholder represents and warrants that it
is an "accredited investor" as defined under the Securities Act and state "Blue Sky" laws and further represents and warrants that such Stockholder's principal residence is the address set forth below such Stockholder's name on Schedule 6.1(g).

         7. COVENANTS OF THE COMPANY AND THE STOCKHOLDERS. The Company and each Stockholder, except as noted otherwise, agree, as to itself only, that between the date hereof and the Closing (with respect to the Company's covenants, MB agrees to use his best efforts to cause the Company to perform and each other Stockholder agrees not to take any action to authorize the Company not to perform):

                  7.1. Consummation of Agreement. The Company and each

Stockholder shall use their commercially reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

                  7.2. Business Operations. Except as may be required to fulfill their obligations under this Agreement, the Company and the Subsidiaries shall operate their businesses in the ordinary course and substantially in the manner conducted as of the date hereof. The Company and MB shall use their best efforts to preserve the business of the Company and the Subsidiaries intact, to keep available to Purchaser the services of their officers, agents and independent contractors and to preserve for Purchaser their relationships with their suppliers, licensees, distributors, buying group members, customers and others having business relationships with it. Neither the Company nor MB shall take any action that would, individually or in the aggregate, result in a Material Adverse Effect.

                  7.3. Access. The Company and MB shall, at reasonable times during normal business hours and on reasonable notice, permit Purchaser and its authorized representatives, access to, and make available for inspection, all of the assets and properties of the Company and the Subsidiaries, including their employees, and permit Purchaser and its authorized representatives to inspect and, at Purchaser's sole cost and expense, make copies of all documents, records and information with respect to the affairs of the Company and the Subsidiaries as Purchaser and its representatives may request.

                  7.4. Notification of Certain Matters. The Company and MB shall promptly inform Purchaser in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by any of them subsequent to the date of this Agreement and prior to the Closing Date under any Commitment material to the Company's condition (financial or otherwise), operations, assets, liabilities or business and to which it is subject; or (b) any material adverse change in the Company's condition (financial or otherwise), operations, assets, liabilities or business.

                  7.5. Approvals of Third Parties. As soon as practicable after the date hereof, the Company and the Stockholders shall use their commercially reasonable best efforts to secure all necessary approvals and consents of Governmental Entities to the consummation by them of the transactions contemplated hereby and shall use their commercially reasonable best efforts to secure all necessary approvals and consents of other third parties to the consummation by them of the transactions contemplated hereby which efforts shall include, but not be limited to, agreeing to reasonable requests or requirements to secure regulatory approvals.

                  7.6. Employee Matters. Except as set forth in Schedule 3.11 or as otherwise contemplated by this Agreement, the Company shall not, without the prior written approval of Purchaser, except as required by law:

                           a. increase the cash compensation of any directors,
officers or employees of the Company or the Subsidiaries (other than in the ordinary course of business and consistent with past practice);

                           b. adopt, amend or terminate any (i) Compensation
Plan; (ii) Employment Agreement; (iii) Employee Policies and Procedures; or (iv) Employee Benefit Plan;

                           c. take any action that could materially deplete the
assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries;

                           d. fail to pay any premium or contribution due or
with respect to any Employee Benefit Plan, which failure would have a Material Adverse Effect;

                           e. fail to file any return or report with respect to
any Employee Benefit Plan, which failure would have a Material Adverse Effect;

                           f. institute, settle or dismiss any employment
litigation except as could not, individually or in the aggregate, result in a Material Adverse Effect;

                           g. enter into, modify, amend or terminate any
agreement with any union, labor organization or collective bargaining unit; or

                           h. take or fail to take any action with respect to
any past or present employee of the Company or the Subsidiaries that would, individually or in the aggregate, result in a Material Adverse Effect.

                  7.7. Contracts. Except as may be required to fulfill its obligations under this Agreement, the Company shall not, without the prior written approval of Purchaser, assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale, or alter any Commitment in any material respect, except in the ordinary course of business nor shall it waive any material right or cancel any material contract, debt or claim.

                  7.8. Capital Assets; Payments of Liabilities. Except as may be required to fulfill its obligations under this Agreement, the Company shall not, without the prior written approval of Purchaser (a) acquire or dispose of any capital asset having a fair market value of $100,000 or more, or acquire or dispose of any capital asset outside of the ordinary course of business or (b) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) liabilities and obligations reflected in the Financial Statements or (ii) current liabilities and obligations incurred in the usual and ordinary course of business since the Company Balance Sheet Date and, in either case (i) or (ii) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred.

                  7.9. Mortgages, Liens and Guaranties. The Company shall not, without the prior written approval of Purchaser, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of its assets (other than statutory liens arising in the ordinary course of business and other liens that do not materially detract from the value or interfere with the use of such assets), whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the ordinary course of business, or make any capital contribution or investment in any person.

                  7.10. Acquisition Proposals. The Company and each Stockholder (severally and not jointly) agree that through November 30, 1997 (a) neither the Company nor the Stockholders nor any of their officers and directors shall, and MB and the Company shall cause the Company's employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) the Company and each Stockholder will immediately cease and cause to be terminated by it any existing activities, discussions or negotiations with any parties conducted by it heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities related to it referred to in the first sentence hereof of the obligations undertaken in this SECTION 7.10; and (c) the Company will notify Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company or the Stockholders.

                  7.11. Distributions and Repurchases. Subject to SECTION 7.12, no distribution, payment or dividend of any kind will be declared or paid by the Company with respect to its capital stock, nor will any repurchase of any of the Company's capital stock be approved or effected, except as may be required to fulfill the Company's obligations under this Agreement.

                  7.12. Stock Options. All outstanding options to purchase or acquire shares of Company Common Stock shall be canceled through the payment by the

Company to the holders of such options of the fair value of such options immediately prior to Closing if sufficient funds are available or, if sufficient funds are not available, immediately after Closing but with effect on or prior to the Effective Date and any agreements with respect to such options shall be terminated on or prior to the Effective Date. For purposes of this SECTION 7.12, "fair value" shall mean the difference between the then current value of the Company on a per share basis (assuming a Stock Purchase Consideration of $35,000,000 as adjusted pursuant to the terms of this Agreement) less the exercise price of such options.

                  7.13. Retained Equity. The Company shall not make payment by way of dividend or distribution of all or any portion of any retained equity of the Company at any time prior to Closing.

                  7.14. Termination of Retirement Plans and Employment Agreements. Prior to Closing, upon written notice to the Company by Purchaser, the Company shall take all steps necessary to discontinue benefit accruals under any Employee Benefit Plan and to terminate all such plans effective as of Closing or as soon thereafter as may be practical. The Company shall terminate its existing employment agreements with Michael Block and Andrew Alcorn effective as of the Closing Date.

                  8. COVENANTS OF PURCHASER. Purchaser agrees that between the date hereof and the Closing:

                  8.1. Consummation of Agreement. Purchaser shall use its commercially reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions including the filing of an application with the Texas Department of Insurance seeking approval of the Commissioner of Insurance for certain of the transactions contemplated hereby.

                  8.2. Approvals of Third Parties. Purchaser shall use its commercially reasonable best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

                  8.3. Conduct of Business. Except as may be required to complete the transactions contemplated hereby, Purchaser and the Purchaser Subsidiaries shall operate their businesses in the ordinary course and substantially in the manner conducted as of the date hereof. Purchaser shall not take any action that would, individually or in the aggregate, result in a Material Adverse Effect.

                  9. COVENANTS OF PURCHASER, THE COMPANY AND THE STOCKHOLDERS. Purchaser, the Company and the Stockholders agree as follows:

                  9.1. Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Escrow Closing to attach, supplement or amend promptly the Schedules with respect to any matter that would have been or would be required to be set forth or described in the Schedules in order to not breach any representation, warranty or covenant of such party contained herein; provided that no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to the Company or the Assets may be made unless Purchaser consents to such amendment or supplement, and no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to Purchaser may be made unless the Company and the Stockholders consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in SECTIONS 10 AND 11 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this SECTION 9.1.

                  9.2. Fees and Expenses. Each of the Company and Purchaser shall pay the costs and expenses of their respective advisors with respect to legal, accounting and other professional services rendered in connection with the preparation, negotiation and consummation of this Agreement. The Company shall have paid or accrued in full on the Estimated Closing Balance Sheet the amount of all such costs and expenses. In the event any Stockholder engages independent advisors, such Stockholder shall be responsible for the costs and expenses of such advisors.

                  9.3. Tax Matters.

                           a. Returns. The Company and the Subsidiaries shall
duly and timely file all Tax Returns required to be filed on or before the Closing Date and duly and timely pay all taxes shown on such Tax Returns to be due.

                           b. Tax Sharing Agreements. Any tax sharing agreement
between the Company or any of the Subsidiaries and any other party shall be terminated as of the Closing Date and shall have no further effect for any taxable year (whether the current year, a future year or a past year).

                           c. Audits. The Company and MB will allow Purchaser
and its counsel to participate, at Purchaser's expense, in any audits of the consolidated federal income tax returns of the Company and the Subsidiaries for tax periods ending on or before the Closing Date. Neither the Company nor MB will not settle any such audit without the prior written consent of Purchaser.

         10. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Escrow Closing Date (or, with respect to

SECTION 10.5, the Closing Date) of each of the following conditions precedent:

                  10.1. Representations and Warranties. The representations and warranties of the Company and the Stockholders contained herein shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Escrow Closing Date.

                  10.2. Covenants. The Company and the Stockholders shall have performed and complied with all covenants required by this Agreement to be performed and complied with by the Company or the Stockholders prior to the Escrow Closing Date.

                  10.3. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been asserted, instituted or entered to restrain or prohibit or which is reasonably likely to restrain or prohibit the carrying out of the transactions contemplated hereby.

                  10.4. No Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of the Company shall have occurred since the Company Balance Sheet Date, whether or not such change shall have been caused by the deliberate act or omission of the Company or the Stockholders.

                  10.5. Government Approvals and Required Consents. The Company, the Stockholders and Purchaser shall have obtained all necessary government and other third-party approvals and consents (other than consents technically required as a result of the transactions contemplated hereby under the terms of managed care contracts to which the Company or any of its employees are a party).

                  10.6. Closing Deliveries. Purchaser shall have received all documents and agreements, duly executed and delivered in form reasonably satisfactory to Purchaser, referred to in SECTION 12.1.

                  10.7. Exemption Under Securities Laws. The transfer of Purchaser's Securities to the Stockholders as contemplated in this Agreement shall qualify for one or more exemptions from registration under state and federal securities laws. Purchaser shall pay all filing fees in connection with any filing required to qualify the transfer of the Securities for such exemption(s).


         11. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. Except as may be waived in writing by the Company and the Stockholders, the obligations of the Company and the Stockholders hereunder are subject to fulfillment at or prior to the Escrow Closing Date or, with respect to SECTION 11.4, the Closing Date, of each of the following conditions precedent:

                  11.1. Representations and Warranties. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Escrow Closing Date.

                  11.2. Covenants. Purchaser shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Escrow Closing Date.

                  11.3. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

                  11.4. Government Approvals and Required Consents. The Company the Stockholders and Purchaser shall have obtained all necessary government and other third-party approvals and consents (other than consents technically required as a result of the transactions contemplated hereby under the terms of managed care contracts to which the Company or any of its employees are a party).

                  11.5. Closing Deliveries. The Company and the Stockholders shall have received all documents, instruments and agreements, duly executed and delivered in form reasonably satisfactory to the Company, referred to in SECTION 12.2.

                  11.6. No Material Adverse Effect. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of Purchaser shall have occurred since the most recent balance sheet of Purchaser disclosed to the Company, other than such changes which may be caused by fluctuations in the financial markets.

         12.      ESCROW CLOSING DELIVERIES; POST-ESCROW CLOSING MATTERS.

                  12.1. Deliveries of the Company and the Stockholders. At the Escrow Closing, the Company or each Stockholder, as appropriate, shall deliver to the Escrow Agent the following, all of which shall be in a form reasonably satisfactory to Purchaser and shall be held in escrow pending the Closing in accordance with the terms of the Escrow Agreement:

                           a. certificates representing all of the issued and
outstanding shares of Company Common Stock, duly endorsed in blank by the applicable Stockholders or accompanied by duly endorsed stock powers in blank, with all necessary transfer tax and other revenue stamps, acquired at the applicable Stockholder's expense, affixed and canceled. Each Stockholder agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to the Company Common Stock being delivered by it or with respect to the stock powers accompanying such Company Common Stock;

                           b. a copy of resolutions of the Boards of Directors
of the Company authorizing the execution, delivery and performance of this Agreement and all other documents and agreements to be executed by the Company in connection herewith, certified by the Assistant Secretary of the Company as being true and correct copies of the originals thereof subject to no modifications or amendments;

                           c. certificates of the President of the Company and
each of the Stockholders, dated the Escrow Closing Date, certifying the truth and accuracy of their respective representations and warranties contained herein, on and as of the Escrow Closing Date;

                           d. certificates of the President of the Company and
each of the Stockholders, dated the Escrow Closing Date certifying (i) the performance of and compliance by them with all of their respective covenants contained herein on and as of the Escrow Closing Date and (ii) that all conditions precedent of the Company or such Stockholder, as the case may be, to the Escrow Closing have been satisfied;

                           e. a certificate of the Assistant Secretary of the
Company dated the Escrow Closing Date, certifying the incumbency and signatures of each officer who has executed documents delivered pursuant to the Agreement on behalf of the Company;

                           f. a certificate, dated within ten (10) days prior to
the Escrow Closing Date, of the Secretary of State of the state of incorporation for the Company and each of the Subsidiaries establishing that such corporations are in existence, have paid all franchise or similar taxes, and are in good standing to transact business in their respective states of organization;

                           g. certificates, dated within ten (10) days prior to
the Escrow Closing Date, of the Secretaries of State of the states in which the Company and each of the Subsidiaries are qualified to do business, to the effect that such corporations are qualified to do business and in good standing as foreign corporations in each of such states;

                           h. a certificate of the Assistant Secretary of the
Company and each of the Subsidiaries, dated the Escrow Closing Date, certifying true, correct and complete copies of the respective Certificate of Incorporation and By-Laws of the Company and Block Vision, Inc., subject to no modifications and amendments;

                           i. an opinion of corporate and regulatory counsel to
the

Company and the Stockholders, dated as of the Escrow Closing Date, in substantially the forms attached hereto as Exhibit 12.1(i), (which may be relied upon by Purchaser, its counsel and underwriters in connection with any registration statement of Purchaser);

                           j. all authorizations, consents, or approvals of any
Governmental Entity referenced in SECTION 3.6;

                           k. the resignations of all directors of the Company
and each of the Subsidiaries, other than Block Vision of Texas, Inc., effective immediately upon Closing;

                           l. an executed Registration Rights Agreement between
Purchaser and each Stockholder in substantially the form attached hereto as
Exhibit 12.1(l);

                           m. an executed Escrow Agreement in substantially the
form attached hereto as Exhibit 12.1(m);

                           n. an executed Employment Agreement between Purchaser
and each of Michael Block and Andrew Alcorn in substantially the form attached hereto as Exhibit 12.1(n);

                           o. an executed Contingent Shares Escrow Agreement in
substantially the form attached hereto as Exhibit 12.1(o); and

                           p. an executed Purchase Adjustment Escrow Agreement
in substantially the form attached hereto as Exhibit 12.1(p).

                  12.2. Deliveries of Purchaser. At the Escrow Closing, Purchaser shall deliver to the Escrow Agent the following, all of which shall be in a form reasonably satisfactory to the Stockholders and shall be held in escrow pending the Closing in accordance with the terms of the Escrow Agreement:

                           a. a copy of the resolutions of the Board of
Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and all other documents and agreements to be executed in connection herewith, certified by the Secretary of Purchaser as being true and correct copies of the originals thereof subject to no modifications or amendments;

                           b. a certificate of the President of Purchaser, dated
the Escrow Closing Date, certifying the truth and accuracy of the representations and warranties of Purchaser contained herein, on and as of the Escrow Closing Date;

                           c. a certificate of the President of Purchaser, dated
the

Escrow Closing Date, certifying (i) the performance and compliance by Purchaser with all covenants contained herein on and as of the Escrow Closing Date and
(ii) that all conditions precedent of Purchaser to the Escrow Closing have been satisfied;

                           d. a certificate of the Secretary of Purchaser, dated
the Escrow Closing Date, certifying the incumbency and signatures of each officer who has executed documents delivered pursuant to the Agreement on behalf of Purchaser;

                           e. a certificate, dated within ten (10) days prior to
the Escrow Closing Date, of the Secretary of State of the State of Florida establishing that Purchaser is in existence, has paid all franchise or similar taxes, if any, and is in good standing to transact business in such state;

                           f. certificates, dated within ten (10) days prior to
the Escrow Closing Date, of the Secretary of State of each state in which Purchaser is qualified to do business, to the effect that Purchaser is qualified to do business and is in good standing as a foreign corporation in each of such states;

                           g. an opinion of Shumaker, Loop & Kendrick, LLP,
counsel to Purchaser, dated as of the Escrow Closing Date, in substantially the form attached hereto as Exhibit 12.2(g);

                           h. an executed Registration Rights Agreement;

                           i. an executed Escrow Agreement;

                           j. an executed Employment Agreement between Purchaser
and each of Michael Block and Andrew Alcorn;

                           k. an executed Contingent Shares Escrow Agreement;

                           l. an executed Purchase Adjustment Escrow Agreement;
and

                           m. a statement from Price Waterhouse LLP of their
agreement to supply their Accountants' Consent as described in SECTION 12.3 hereof.

                  12.3. Post Escrow Closing Matters.

                           a. Accountants' Consent. From and after the Escrow
Closing, at the request of Purchaser, the Company agrees to use its commercially reasonable best efforts to cause Price Waterhouse LLP to consent to the inclusion of the consolidated financial statements of the Company and the Subsidiaries for the fiscal years ended April 30, 1995, 1996 and 1997 in any registration statement or other filing made by Purchaser under the Securities Act or the Exchange Act.

                           b. Conduct of Business. From and after the Escrow
Closing Date until the Closing Date, all decisions concerning the Company or any of the Subsidiaries outside of the ordinary course of business or involving expenditures in excess of $100,000 shall be made jointly by the Company and Purchaser. Upon Closing, all benefits and detriments of ownership of the Company from and after the Effective Date shall be for the account of Purchaser for financial statement and all other purposes. In the event the Closing does not occur, all benefits and detriments with respect to the Company from and after the Effective Date shall be reinstated in the Company and the Company and the Purchaser shall cooperate with each other and take all such actions as may be necessary in order to reinstate such benefits and detriments.

         13.      CLOSING.

                  13.1. Closing Date. The Closing shall occur as soon as practicable after the Escrow Closing and the receipt of all consents of third parties, governmental agencies and regulatory authorities which are material to the continued operation of the Company's business by Purchaser and which are required to enable the parties to consummate the transactions contemplated by this Agreement and which were not obtained by the parties on or before the Escrow Closing Date.

                  13.2. Deliveries of the Company and the Stockholders. At the Closing, the Company shall deliver to Purchaser the following:

                           a. all consents referred to in SECTION 13.1; and

                           b. a certificate of the President of the Company
dated the Closing Date certifying that all conditions precedent of the Company and the Stockholders to the Closing have been satisfied.

                  13.3. Deliveries by Purchaser. At the Closing, Purchaser shall deliver to the Stockholders the following:

                           a. the Stock Purchase Consideration; and

                           b. a certificate of the President of Purchaser, dated
the

Closing Date, certifying that all conditions precedent of Purchaser to the Closing have been satisfied.

                  13.4. Deliveries by the Escrow Agent. At the Closing, the Escrow Agent shall deliver to (i) the Stockholders the items delivered to it at the Escrow Closing pursuant to SECTION 12.1 hereof; and (ii) Purchaser the items delivered to it at the Escrow Closing pursuant to SECTION 12.2 hereof.

         14.      REMEDIES.

                  14.1. Indemnification by the Stockholders. Subject to the terms and conditions of this Agreement, each Stockholder (severally and not jointly, except as provided in Section 14.9) agrees to indemnify, defend and hold Purchaser and its directors, officers, members, managers, employees, agents, attorneys and affiliates (collectively, "Purchaser Indemnified Parties") harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages") asserted against or incurred by any Purchaser Indemnified Party arising out of or resulting from: (i) a breach of any representation, warranty or covenant of such Stockholder contained herein or in any schedule or certificate delivered hereunder; or (ii) any liability arising from any alleged unlawful sale or offer to sell or transfer any of the Company Common Stock by such Stockholder.

                  14.2. Indemnification by MB. Subject to the terms and conditions of this Agreement, MB agrees to indemnify, defend and hold the Purchaser Indemnified Parties harmless from and against all Damages asserted against or incurred by any Purchaser Indemnified Party arising out of or resulting from a breach of any representation, warranty or covenant of the Company contained herein or in any schedule or certificate delivered hereunder.

                  14.3. Indemnification by Purchaser. Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to indemnify, defend and hold the Stockholders harmless from and against all Damages asserted against or incurred by them arising out of or resulting from: (i) a breach by Purchaser of any representation, warranty or covenant of Purchaser contained therein or in any schedule or certificate delivered hereunder; or (ii) any liability arising from any alleged unlawful sale or offer to sell or transfer to the Stockholders any of the Common Stock by Purchaser.

                  14.4. Conditions of Indemnification. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                           a. A party claiming indemnification under this
Agreement (an "Indemnified Party") shall promptly (and, in any event, at least ten (10) days prior to the due date for any responsive pleadings, filings or other documents) (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. The failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is prejudicial to the defense of such claim. Within thirty (30) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 14 with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                           If the Indemnifying Party notifies the Indemnified
Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this SECTION 14.4(a). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to
SECTION 14.4(b) and shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and upon written notification thereof, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party; provided further that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party.

                           b. If the Indemnifying Party fails to notify the
Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to SECTION 14.4(a), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to SECTION 14.4(a) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings, provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 14 and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnifying Party's defense pursuant to this Section or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control any defense or settlement controlled by the Indemnified Party pursuant to this SECTION 14.4(b), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnifying Party has been advised by counsel that there may be one or more legal defenses available to the Indemnified Party, then the Indemnifying Party may employ separate counsel and upon written notification thereof, the Indemnified Party shall not have the right to assume the defense of such action on behalf of the Indemnifying Party.

                           c. In the event any Indemnified Party should have a
claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within sixty (60) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved in accordance with SECTION 17.1.

                           d. Payments of all amounts owing by an Indemnifying

Party pursuant to this Article 14 relating to a Third Party Claim shall be made within thirty (30) days after the latest of (i) the settlement of such Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to SECTION 14.4(c) shall be made within thirty (30) days after the later of (i) the expiration of the sixty (60) day Indemnity Notice period or (ii) the expiration of the period for appeal, if any, of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

                  14.5. Exclusivity of Remedies. The remedies provided in this Agreement shall be exclusive of any other rights or remedies available to one party against the other, either at law or in equity; provided, however, such remedies shall not be exclusive in the event any claim hereunder is based on fraud. This ARTICLE 14 shall survive the Closing.

                  14.6. Costs, Expenses and Legal Fees. Each party hereto agrees to pay the costs and expenses (including attorneys' fees and expenses) incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement, or (b) proving that another party breached any of the terms of this Agreement.

                  14.7. Indemnification Limitations. Notwithstanding the provisions of SECTIONS 14.1, 14.2 AND 14.3, no party shall be required to indemnify another party with respect to a breach of a representation, warranty or covenant unless the claim for indemnification is brought on or before March 31, 1999, except that a claim for indemnification for a breach of the representations and warranties contained in SECTIONS 3.3 AND 4.1 may be made at any time, and a claim for indemnification for a breach of the representations and warranties contained in SECTION 3.19 may be made at any time within the applicable statute of limitations period.

                  14.8. Tax Benefits; Insurance Proceeds. The total amount of any indemnity payments owed by one party to another party to this Agreement shall be reduced by any correlative tax benefit received by the party to be indemnified or the net proceeds received by the party to be indemnified with respect to recovery from third parties or insurance proceeds and such correlative insurance benefit shall be net of the insurance premium, if any, that becomes due as a result of such claim.

                  14.9. Stockholder Indemnification. Notwithstanding anything contained herein to the contrary, no Stockholder shall be liable for indemnification under SECTION 14 of this Agreement in excess of such Stockholder's pro rata share of the Stock Purchase Consideration and such liability shall be several; provided, however, that the Blocks shall be jointly and severally liable to the extent of the total Stock Purchase Consideration paid to both of them.

                  14.10. Indemnification Limitation. No duty of indemnification shall arise under SECTION 14 of this Agreement unless and until the amount of Damages of the Indemnified Party exceeds 1% of the aggregate Stock Purchase Consideration and then such liability shall be limited to Damages in excess of 1% of the aggregate Stock Purchase Consideration.

         15.      TERMINATION.

                  15.1. Termination. This Agreement may be terminated between the Escrow Closing and the Closing Date:

                           a. by mutual written agreement of all parties; or

                           b. by any party, by written notice to all other
parties, if all of the conditions to Closing have not been satisfied or waived by November 30, 1997 or such later date as shall be mutually agreed to by the parties (unless at November 30, 1997 all conditions to Closing have not been satisfied or waived, but it is reasonably likely that such satisfaction or waiver will occur soon thereafter and that the delay will not cause harm to the parties hereto).

                  15.2. Effect of Termination. In the event this Agreement is terminated pursuant to SECTION 15.1, this Agreement shall be null and void and of no further force and effect and all documents, instruments and agreements executed and delivered by each party at the Escrow Closing shall be promptly returned to the party delivering such document, instrument and agreement, except that Purchaser, the Company and the Stockholders shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity, subject to the limitations set forth in ARTICLE 14.

                  15.3. Liquidated Damages. In the event that Purchaser terminates this Agreement for any reason other than as set forth in SECTION 15.1 hereof, or if Purchaser terminates this Agreement pursuant to SECTION 15.1(c) hereof solely for the reason that the Texas Department of Insurance has refused to grant its consent to the transfer of Block Vision of Texas, Inc. to Purchaser and such refusal was based solely and directly upon either (i) Purchaser's failure to file an application with the Department of Insurance seeking such consent (or an exemption therefrom) or (ii) facts which are contrary to and evidence a breach of the representation made by Purchaser in the last sentence of SECTION 5.7 hereof, then Purchaser shall be liable to the Stockholders for agreed upon liquidated damages of the aggregate sum of $5,000,000, which the parties hereto agree are reasonable in light of the damage the Stockholders would suffer as a result therefrom.

         16.      CONFIDENTIALITY COVENANTS.

                  16.1. Confidentiality. From and after the date hereof, each Stockholder agrees that it shall not, directly or indirectly, use for any purpose, or disclose to any third party, any information of Purchaser or the Company, as appropriate (whether written or oral), including any business management or economic studies, customer lists, proprietary forms, proprietary business or management methods, marketing data, fee schedules, or trade secrets of Purchaser or of the Company, as applicable, and including the terms and provisions of this Agreement and any transaction or document executed by the parties pursuant to this Agreement. Notwithstanding the foregoing, any Stockholder may disclose information that it can establish (a) is or becomes generally available to and known by the public or optometric community (other than as a result of an unpermitted disclosure directly or indirectly by it or its Affiliates, advisors or representatives); (b) is or becomes available to such Stockholder on a nonconfidential basis from a source other than Purchaser, the Company or their respective Affiliates, advisors or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to Purchaser, the Company or their respective Affiliates, advisors or representatives of which such Stockholder has knowledge; or (c) has already been or is hereafter independently acquired or developed by such Stockholder without violating any confidentiality agreement with or other obligation of secrecy to Purchaser, the Company or their respective Affiliates, advisors or representatives. Without limiting the other possible remedies to Purchaser for the breach of this covenant, each Stockholder agrees that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond, cash or otherwise. Each Stockholder further agrees that if any restriction contained in this SECTION 16 is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and the remaining restrictions contained herein shall be enforced independently of each other.

                  16.2. Survival. The parties acknowledge and agree that this
Article 16 shall survive the Closing of the transactions contemplated herein.

         17.      DISPUTES.

                  17.1. Submission to Jurisdiction; Selection of Forum. Subject to SECTION 17.2, each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement and the agreements executed and delivered in connection herewith, exclusively in the United States District Court for the Middle District of Florida or the Florida State Courts located in Orange County (the "Chosen Courts") and (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts,
(iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with SECTION 18.4 of this Agreement.

                  17.2. Arbitration. Any dispute or controversy arising out of
SECTION 2.5 of this Agreement that cannot be settled through negotiation shall be settled by arbitration in accordance with the rules of the AAA, to be held in Orlando, Florida before a single arbitrator and to commence within fifteen (15) days of the appointment of the arbitrator by the AAA. The determination of such arbitrator shall be final and binding and may be entered in any of the Chosen Courts.

         18.      MISCELLANEOUS

                  18.1. Taxes. Each Stockholder shall pay all transfer taxes, sales and other taxes and charges, if any, which may become payable in connection with the sale of such Stockholder's shares of Company common stock. Notwithstanding the foregoing, Purchaser shall pay all transfer taxes, sales and other taxes and charges imposed by the State of Florida, if any, which may become payable in connection with the transactions and documents contemplated hereunder.

                  18.2. Remedies Not Exclusive. Except as provided otherwise in
SECTION 14.5, no remedy conferred by any of the specific provisions of this Agreement or any document contemplated by this Agreement is intended to be exclusive of any other remedy so conferred, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies hereunder by any party hereto shall not constitute a waiver of the right to pursue other available remedies hereunder.

                  18.3. Parties Bound. Except to the extent otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, guardians, permitted successors and assigns; and no other person shall have any right, benefit or obligation hereunder.

                  18.4. Notices. All notices, reports, records or other communications that are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

         If to Purchaser addressed to:

                  Vision Twenty-One, Inc.
                  7209 Bryan Dairy Road
                  Largo, Florida 33777
                  Facsimile No.: (813) 545-4419
                  Attn:  Richard T. Welch

         With copies to:

                  Shumaker, Loop & Kendrick
                  Post Office Box 172609
                  101 E. Kennedy Boulevard, Suite 2800
                  Tampa, Florida 33672-0609
                  Facsimile No. (813) 229-1660
                  Attn: Darrell C. Smith, Esquire

         If to the Company or the Stockholders addressed to:

                  Block Vision, Inc.
                  621 N.W. 53rd Street, Suite 600
                  Boca Raton, Florida 33487
                  Facsimile No. (561) 241-5126
                  Attn: Audrey M. Weinstein, Esquire

         With copies to:

                  Olshan Grundman Frome & Rosenzweig LLP
                  505 Park Avenue
                  New York, New York 10022
                  Facsimile No.: (212) 755-1467
                  Attn: Robert Friedman, Esquire

or to such other address as such party may have given to the other parties by notice pursuant to this SECTION 18.4. Notice shall be deemed given on the date of delivery, in the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

                  18.5. Choice of Law. This Agreement shall be construed, interpreted, and the rights of the parties determined in accordance with, the laws of the State of Florida except with respect to matters of law concerning the internal affairs of any corporate or partnership entity which is a party to or the subject of this Agreement, and as to those matters the law of the state of incorporation or organization of the respective entity shall govern.

                  18.6. Entire Agreement; Amendments and Waivers. This Agreement, together with the documents contemplated by this Agreement and all Exhibits and Schedules hereto and thereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No supplement, modification or waiver of any of the provisions of this Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Agreement and shall be executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  18.7. Confidentiality Agreements. The provisions of any prior confidentiality agreements and letters of intent between or among Purchaser, the Company and the Stockholders, as amended, shall terminate and cease to be of any force or effect at and upon the Closing.

                  18.8. Assignment. This Agreement may not be assigned by operation of law or otherwise without the prior written consent of each party hereto.

                  18.9. Attorneys' Fees. Except as otherwise specifically provided herein, if any action or proceeding is brought by any party with respect to this Agreement or the other documents contemplated with respect to the interpretation, enforcement or breach hereof, the prevailing party in such action shall be entitled to an award of all reasonable costs of litigation or arbitration, including, without limitation, attorneys' fees, to be paid by the losing party, in such amounts as may be determined by the court having jurisdiction of such action or proceeding or by the arbitrators deciding such action or proceeding.

                  18.10. Further Assurances. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such other actions as any of the other parties hereto may reasonably request in order to more effectively consummate the transactions contemplated hereunder or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties' respective obligations hereunder for the purposes of this Agreement.

                  18.11. Announcements and Press Releases. Any press releases or any other public announcements concerning this Agreement or the transactions contemplated hereunder shall be approved in advance by Purchaser and the Company; provided, however, that such approval shall not be unreasonably withheld and if any party has been advised in writing by counsel that it has a legal obligation to make a press release and the consent of the other party cannot be obtained, then the release may be made without such approval.

                  18.12. No Tax Representations. Each party acknowledges that it is relying solely on its advisors to determine the tax consequences of the transactions contemplated hereunder and that no representation or warranty has been made by any party as to the tax consequences of such transactions except as otherwise specifically set forth in this Agreement.

                  18.13. No Rights as Stockholder. The Stockholders shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of a stock certificate evidencing such shares. Except as otherwise provided in the Agreement, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date any stock certificate is issued.

                  18.14. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  18.15. Headings. The headings of the several articles and sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  18.16. Severability. Each article, section and subsection of this Agreement constitutes a separate and distinct undertaking, covenant or provision of this Agreement. If any such provision shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                              "COMPANY"


                              BBG-COA, INC.


                              By:
                                 -----------------------------------------------
                                     Michael P. Block
                                     Chairman and Chief Executive Officer

                              "STOCKHOLDERS"

                              MARKETCORP VENTURE ASSOCIATES, L.P.
                              By: MarketCorp Ventures, L.P., Its General Partner


                              By:
                                 -----------------------------------------------
                                     Stephen T. Rossetter
                                     A General Partner


                              NEW YORK STATE BUSINESS VENTURE PARTNERSHIP
                              By: New York Venture Associates, L.P.,
                                  Its General Partner

                              By:
                                 -----------------------------------------------
                                     John D. Miller
                                     Managing Partner

                              CHASE VENTURE CAPITAL
                               ASSOCIATES, L.P.

                              By: CHASE CAPITAL PARTNERS,
                                  Its General Partner



                              By:
                                 -----------------------------------------------
                                     Kelly F. Shackelford
                                     Principal



                              --------------------------------------------------
                              MICHAEL P. BLOCK



                              --------------------------------------------------
                              SAREE BLOCK



                              --------------------------------------------------
                              JAMES T. ROBERTO


                              "PURCHASER"


                              VISION TWENTY-ONE, INC.



                              By:
                                 -----------------------------------------------
                                     Richard T. Welch
                                     Chief Financial Officer